ASSIGNMENT OF CONTRACT

THIS ASSIGNMENT OF CONTRACT (the “Assignment”) is made as of the 19th day of March, 2008 by Grubb & Ellis Realty Investors, LLC (formerly Triple Net Properties, LLC), a Virginia limited liability company (“Assignor”) to G&E Healthcare REIT Liberty Falls Medical Plaza, LLC, a Delaware limited liability company (“Assignee”).

RECITALS

Assignor and Liberty Falls, LLC, an Ohio limited liability company, entered into that certain Purchase and Sale Agreement dated October 30, 2006, as amended (the “Agreement”) with respect to certain real property located at 6770 Cincinnati-Dayton Road in Butler County, Ohio, as more particularly described in the Agreement.

AGREEMENT

FOR and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns all of its rights, title and interest in and to the Agreement to Assignee.

Assignee by its execution of this Assignment hereby assumes all of Assignor’s obligations under the Agreement.

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WITNESS the following signatures:

ASSIGNOR:	Grubb & Ellis Realty Investors, LLC,
a Virginia limited liability company
By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Investment Officer
ASSIGNEE:	G&E Healthcare REIT Liberty Falls Medical Plaza, LLC
a Delaware limited liability company
	By:	Grubb & Ellis Healthcare REIT Holdings, L.P.
a Delaware limited partnership
its Sole Member
	By:	Grubb & Ellis Healthcare REIT, Inc.

a Maryland corporation

its General Partner

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President